Exhibit 3(i).1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEWTEK CAPITAL, INC.

                  UNDER SECTION 807 OF THE BUSINESS CORPORATION

                          LAW OF THE STATE OF NEW YORK

The undersigned, being an officer of the Corporation, hereby certifies as follows:

FIRST:   The name of the Corporation is:

                                    NEWTEK CAPITAL, INC.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of New York on the 29th day of June, 1999 under the name Whitestone Holdings, Inc. and subsequently amended.

THIRD: The Certificate of Incorporation is hereby amended to effect the following changes:

          Article FIRST of the Certificate of Incorporation respecting the name of the Corporation is amended to read: The name of the Corporation is:
          NEWTEK BUSINESS SERVICES, INC.


          Article FIFTH of the Certificate of Incorporation respecting the address for the service of process is amended to read: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation, may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 100 Quentin Roosevelt Blvd., Garden City, New York 11530.


The text of the Certificate of Incorporation, as amended, is hereby restated as further amended to read as herein set forth in full:



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                          CERTIFICATE OF INCORPORATION

                                       OF

                         NEWTEK BUSINESS SERVICES, INC.

                  Under section 402 of the Business Corporation

                          Law of the State of New York

         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of New York, does hereby set forth as follows:

         FIRST:  The name of the Corporation is:  NEWTEK BUSINESS SERVICES, INC.

         SECOND: The Corporation is formed to engage in any lawful act or activity for which Corporations may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such approval or consent first being obtained.

         THIRD:   The office of the Corporation in the State of New York shall be located in the County of Nassau.

         FOURTH: (a) The aggregate number of shares that the Corporation shall have the authority to issue is forty million (40,000,000) shares, consisting of (a) thirty-nine million (39,000,000) shares of common stock, $0.02 par value per share, and (b) one million (1,000,000) shares of preferred stock, $0.02 par value per share.

                           (b) The preferred stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to establish and designate series of the preferred stock and to fix number of shares and the relative rights, preferences and limitations as between series, including (but not in limitation of the powers herein conferred on the Board of Directors and by the Business Corporation Law of New York) to establish, designate and fix with respect to each series of preferred stock:

                           (1) The designation or designations of such series
                  and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of shares of such series then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

                           (2) The rate or amount and times at which, and the
                  preference and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

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                           (3) The rights and preferences, if any, of the
                  holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

                           (4) The full or limited voting rights, if any, to be
                  provided for shares of such series, in addition to the voting rights provided by law;

                           (5) The times, terms and conditions, if any, upon
                  which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

                           (6) The rights, if any, of holders of shares of such
                  series and/or of the Corporation to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

                           (7) The limitations, if any, applicable while such
                  series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, common stock or any other class or shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

                           (8) The conditions or restrictions, if any, upon the
                  issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                           (9) Any other relative rights, preferences and
                  limitations of shares of such series; in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or the Business Corporation Law of New York as then in effect. All shares of preferred stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above, and all shares of each series of preferred stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above.

         FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation, may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 100 Quentin Roosevelt Blvd., Garden City, New York 11530.


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         SIXTH: The shareholders or the Board of Directors of the Corporation shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

         SEVENTH: (a) The Corporation shall, to the fullest extent permitted by
         Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

                           (b) A director of this Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in his or her capacity as a director, unless a judgment or other final adjudication adverse to him or her establishes that (i) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) he or she personally gained in fact a financial or other advantage to which he or she was not legally entitled, or (iii) his or her acts violated Section 719 of the Business Corporation Law.

         EIGHTH: A director or officer of the Corporation shall not, in the absence of fraud, be disqualified from his or her office by dealing with or contracting with the Corporation as vendor, purchase or otherwise.

                           In the absence of fraud, no transaction, contract or act of the Corporation, the Board of Directors, the Executive Committee of the Board of Directors, or any other duly constituted committee, shall be void, voidable or affected by reason of the fact that any director or officer of the Corporation, or any firm of which any director or officer of the Corporation is a member, or any Corporation of which any director or officer of the Corporation is an officer, director, or shareholder, is in any way interested in the transaction, contract or act, if either:

                                    (a) the fact of such common directorship,
                  officership, or financial or other interest is disclosed or known to the Board of Directors or the Executive Committee, and the Board of Directors or the Executive Committee approves the transaction, contract or act by a vote sufficient for such purposes without the vote of such interested director, if any; provided that any such director may be counted in determining the presence of a quorum at any such meeting of the Board of Directors or the Executive Committee; or

                                    (b) the fact of such common directorship,
                  officership or financial or other interest is disclosed or known to the shareholders entitled to vote on the transaction, contract or act and the transaction, contract or act is approved by vote of the shareholders entitled to vote thereon, whether or not the Board of Directors or the Executive Committee has approved the transaction, contract or act.


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                           Any such transaction, contract or act which is
         ratified by a majority in interest of a quorum of the shareholders of the Corporation having voting power at any annual or special meeting called for such purpose, shall, if such common ownership or financial or other interest is disclosed in the notice of the meeting, be valid and as binding as though approved or ratified by every shareholder of the Corporation, except as otherwise provided by the laws of the State of New York.

         NINTH: The amendment to the Certificate of Incorporation and restatement of the Certificate of Incorporation has been authorized by the holders of more than a majority of all the outstanding shares of the corporation entitled to vote and subsequent to the affirmative vote of the Board of Directors.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under penalties of perjury this 25th day of November, 2002.



                                                /s/ Barry Sloane
                                                --------------------------------
                                                Barry Sloane, Secretary



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